UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 6, 2020

(Date of earliest event reported)

Texas Mineral Resources Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-53482	87-0294969
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

539 El Paso Street Sierra Blanca, TX	79851
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (361) 790-5831

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

Results of Special Meeting of Stockholders

On August 6, 2020, Texas Mineral Resources Corp. (the “Company”) held a virtual special meeting of stockholders at 10:00 a.m. (Eastern daylight time). Stockholders representing 43,049,156 shares, or 61.08% of the shares, of common stock authorized to vote (70,482,668 shares of common stock were issued and outstanding as of the July 8, 2020 record date) were present in person or by proxy, representing a quorum for the purposes of the special meeting. The stockholders approved the following:

	For	Against	Abstain	Broker Non Vote
Proposal #1- Ratify the approval by the Board of Directors of the Company and subsequent execution by the Company of the amended and restated option agreement by and between the Company and USA Rare Earth, LLC dated August 23, 2019 and the first amendment dated June 29, 2020 with respect to the Round Top Project without having obtained authorization by the holders of a majority of the outstanding shares of common stock of the Company.	41,321,782	1,572,706	150,674	0
Proposal #2 – To approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Ratification.	41,382,765	1,538,868	127,523	0

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated August 7, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS MINERAL RESOURCES CORP.

DATE: August 7, 2020	By:	/s/ Wm. Chris Mathers
Wm. Chris Mathers
Chief Financial Officer